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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   Form 8-A/A
                                 Amendment No. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                RAM Holdings Ltd.
             (Exact name of registrant as specified in its charter)

                      Bermuda                                                 Not applicable
 (State or other jurisdiction of incorporation or                  (I.R.S. Employer Identification No.)
                   organization)
                   RAM Re House                                           CT Corporation System
                  46 Reid Street                                      111 Eighth Avenue, 13th Floor
              Hamilton HM 12 Bermuda                                        New York, NY 10011
                 (441) 296-6501                                                (212) 894-8700
(Address, including zip code, and telephone number,             (Name, address, including zip code, and telephone
 including area code, of Registrant's principal executive       number, including area code, of agent for service)
                   offices)


         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

         Securities Act registration statement file number to which this form relates: 333-131763.



        Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered

            None

        Securities to be registered pursuant to Section 12(g) of the Act:


                         Common Shares, $0.10 par value
                       -----------------------------------
                                (Title of class)

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         The Registrant hereby amends the cover page of its Registration
Statement on Form 8-A as filed with the Securities and Exchange Commission on April 26, 2006. Items 1 and 2 of the Registration Statement remain unchanged.

Item 1.  Description of Registrant's Securities to be Registered.

         The class of securities to be registered is the Registrant's Common Shares, $0.10 par value per share.

         For a description of the Common Shares being registered hereunder, reference is made to the information set forth under the heading "Description of Share Capital" in the Registrant's Prospectus, which constitutes a part of the Registrant's Registration Statement on Form S-1, as amended (File No. 333-131763), filed under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2.  Exhibits.

3.1 Certificate of Incorporation and Memorandum of Association of RAM Holdings Ltd. (incorporated by reference, to Exhibit 3.1 of the Registrant's Amended Registration Statement on Form S-1/A).

3.2 Amended and Restated Bye-Laws of RAM Holdings Ltd. (incorporated by reference to Exhibit 3.2 of the Registrant's Amended Registration Statement on Form S-1/A).

10.1 Amended and Restated Shareholders Agreement (incorporated by reference to
     Exhibit 10.1 of the Registrant's Amended Registration Statement on Form S-1/A).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     RAM Holdings Ltd.


                                     By:  /s/ Victoria Guest
                                          ------------------------------------
                                          Name: Victoria Guest
                                          Title: General Counsel and Secretary

Date: April 28, 2006



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


                                INDEX TO EXHIBITS



   Number           Description
   ------           -----------

   3.1 Certificate of Incorporation and Memorandum of Association of RAM Holdings Ltd. (incorporated by reference to Exhibit
                    3.1 of the Registrant's Amended Registration Statement on Form S-1/A).

   3.2              Amended and Restated Bye-Laws of RAM Holdings Ltd.
                    (incorporated by reference to Exhibit 3.2 of the Registrant's Amended Registration Statement on Form S-1/A).

   10.1 Amended and Restated Shareholders Agreement (incorporated by reference to Exhibit 10.1 of the Registrant's Amended Registration Statement on Form S-1/A).




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